UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       September 23, 1999
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

                  Applebee's International, Inc. (the "Company") issued a press release announcing strong third quarter sales trends, increased network television advertising and increased 1999 earnings expectations. The press release is attached as Exhibit A hereto and incorporated herein by reference.


Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    September 23, 1999

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    September 23, 1999                    By:   /s/  George D. Shadid
         ---------------------                      ---------------------
                                                    George D. Shadid
                                                    Executive Vice President and
                                                    Chief Financial Officer

Contact: George Shadid                                     FOR IMMEDIATE RELEASE
         Chief Financial Officer                              September 23, 1999
         (913) 967-4035



               APPLEBEE'S INTERNATIONAL REVIEWS STRATEGIC PROGRESS
                         AT ANNUAL FRANCHISE CONVENTION

                  ANNOUNCES STRONG THIRD QUARTER SALES TRENDS;
                INCREASED NETWORK TELEVISION ADVERTISING IN 2000

                      1999 EARNINGS EXPECTATIONS INCREASED



OVERLAND PARK, Kan., Sept. 23, 1999 - Attendees at the Applebee's International, Inc. (Nasdaq: APPB) franchise convention heard management report today that the company is experiencing strong sales trends and is exceeding its 1999 expectations as a result of its strategic plan initiatives announced earlier this year. Over 900 attendees are meeting at the annual event being held this week in Boca Raton, Fla.

Lloyd L. Hill, chief executive officer, told franchisees that same store sales for company restaurants are expected to increase by more than 5% in the third quarter ending September 26, 1999, and system-wide same store sales are expected to increase approximately 3.5% over last year's third quarter.

Hill told convention attendees, "Our strategic initiatives have been successful on every front this year. The enhanced food and marketing strategies are in full swing, with additional enhancements on the way. The success of network advertising this year has fueled our decision to increase our spending level for next year. A heightened marketing presence is an important strategic initiative in further increasing the consumer's awareness of the Applebee's brand, and expanding our position as a leader in the casual dining segment."

"We are proud of the tremendous progress the Applebee's team, led by Julia Stewart, and our franchisees have made this year," Hill added. "They have moved quickly and effectively to implement these strategic initiatives. Our excitement about the future continues to grow as we head toward the 21st century."

APPLEBEE'S INTERNATIONAL REVIEWS STRATEGIC PROGRESS
AT ANNUAL FRANCHISE CONVENTION
September 23, 1999
Page 2


Hill reported that network advertising spending will increase to $37 million in 2000, more than double the $16 million spent in 1999. To fund this brand building strategy, the required contribution level to the national advertising fund for both company and franchise restaurants will increase to 2.1% of sales from the current level of 1.5% of sales.

As a result of the strong system-wide sales performance during the quarter, the company expects its net earnings per share for the third quarter to exceed its earlier expectations. The company now expects third quarter diluted earnings per share to be in the range of 52 to 53 cents and diluted net earnings per share for fiscal year 1999 to be in the range of $1.94 to $1.95. The company will release its full earnings report for the third quarter on October 27, 1999.

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates Applebee's Neighborhood Grill & Bar restaurants, the largest casual dining concept in the world. There are currently 1,134 Applebee's restaurants operating in 48 states and seven international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

The statements contained in this release regarding anticipated financial results for the third quarter and fiscal year 1999 and advertising expenditures for 2000 are forward looking and based upon current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described. For a discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 23, 1999.


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